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                                       Registration Statement File No. 333-53513
                                                Filed pursuant to Rule 424(b)(3)


                                   STICKER TO

                                   PROSPECTUS
                                   ----------

                            ONHEALTH NETWORK COMPANY
                         (formerly IVI Publishing, Inc.)


                              IVI PUBLISHING, INC.

                        2,150,000 Shares of Common Stock


        This sticker serves to amend that Prospectus of IVI Publishing, Inc. dated June 2, 1998 (the "Prospectus") to update certain developments that have taken place since the date of the Prospectus.

                               RECENT DEVELOPMENTS

        On June 16, 1998, at the Annual Meeting of the Shareholders of IVI Publishing, Inc. (the "Company"), the shareholders of the Company approved a plan to change the Company's name to OnHealth Network Company and to change the jurisdiction of incorporation of the Company from Minnesota to Washington pursuant to a merger with a wholly owned Washington subsidiary of the Company (the "Merger"). The Merger was consummated June 16, 1998.

        As a result of the Merger, all references to "IVI Publishing, Inc.", "IVI" or the "Company" in the Prospectus should be read to refer to OnHealth Network Company, a Washington corporation.

   THIS STICKER IS PART OF THE PROSPECTUS AND MUST ACCOMPANY THE PROSPECTUS TO
                 SATISFY PROSPECTUS DELIVERY REQUIREMENTS UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


                    THE DATE OF THIS STICKER IS JULY 23, 1998